Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”), dated as of October 1, 2014, is entered into by and among CST Brands, Inc., a Delaware corporation (“CST”), the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. (the “Topper Trust”) and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr. (“Reilly Trust,” and, together with the Topper Trust, the “Trusts”). CST and the Trusts are each referred to individually herein as a “Party” and collectively herein as the “Parties.” Capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Section 1.1 or elsewhere in this Agreement.
RECITALS
WHEREAS, CST, a subsidiary of CST and the Trusts have entered into that certain IDR Purchase Agreement, dated as of August 6, 2014 (the “IDR Purchase Agreement”);
WHEREAS, the Trusts have acquired, pursuant to the terms and conditions of the IDR Purchase Agreement, shares of CST Common Stock in partial consideration of the sale by the Trusts of the membership interests of certain entities that own certain incentive distribution rights in a publicly traded Delaware limited partnership to an affiliate of CST (the “Consideration Shares”);
WHEREAS, CST desires to grant to the Trusts certain registration rights with respect to the Consideration Shares upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms of this Agreement, hereby agree as follows:
ARTICLE I
Definitions
Section 1.1    Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1:

(a)
“Affiliate” means, when used with respect to a specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used in this definition, the term “control” (including with correlative meanings, “controlled by” and “under common control with”), when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise.

(b)	“Agreement” has the meaning set forth in the preamble.

(c)	“Ancillary Filings” has the meaning set forth in Section 2.3(a)(i).

(d)	“Board of Directors” means the board of directors of CST.

(e)
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions doing business in New York, New York are authorized or obligated by law or required by executive order to be closed.

(f)	“Commission” means the U.S. Securities and Exchange Commission.

(g)	“Consideration Shares” has the meaning set forth in the recitals.

(h)	“CST” has the meaning set forth in the preamble.

(i)	“CST Common Stock” means common stock, par value $0.01 per share, of CST.

(j)	“CST Public Sale” has the meaning set forth in Section 2.1.

(k)	“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

(l)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(m)
“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

(n)
“Holder” means (i) each Trust, provided that such Trust holds Registrable Securities or (ii) any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.6 of this Agreement.

(o)	“IDR Purchase Agreement” has the meaning set forth in the recitals.

(p)	“Indemnified Persons” has the meaning set forth in Section 3.1.

(q)	“Losses” has the meaning set forth in Section 3.1.

(r)
“Offering Confidential Information” means (i) CST’s plan to file the relevant Registration Statement and engage in the offering so registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by CST (or by third parties) in connection with a Piggyback Registration; provided, however, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not bound by any confidentiality agreement with CST or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by CST or on CST’s behalf.

(s)	“Parties” or “Party” has the meaning set forth in the preamble.

(t)
“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

(u)	“Piggyback Notice” has the meaning set forth in Section 2.1.

(v)	“Piggyback Registration” has the meaning set forth in Section 2.1.

(w)
“Piggyback Request” means a written notice that (i) specifies the Registrable Securities intended to be offered and sold by the Holder making the request, (ii) expresses such Holder’s present intent to offer such Registrable Securities for distribution, (iii) describes the nature or method of the proposed offer and sale of Registrable Securities, and (iv) contains the undertaking of such Holder to provide all such information and materials and take all action as may reasonably be required in order to permit CST to comply with all applicable securities law requirements in connection with the registration of the resale of such Registrable Securities.

(x)
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(y)
“Registrable Securities” means the Consideration Shares; provided, however, that the term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively registered under the Securities Act and that has been Sold in accordance with a Registration Statement, (ii) that has been Sold by a Holder in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further Sale of such securities by the transferee or assignee is not restricted under the Securities Act or (iii) that has been Sold by a Holder in a transaction in which such Holder’s rights under this Agreement have not been assigned in accordance with Section 4.6 of this Agreement.

(z)
“Registration” means a registration with the Commission of the offer and Sale to the public of any Registrable Securities under a Registration Statement. The terms “Register” and “Registering” shall have correlative meanings.

(aa)
“Registration Expenses” means all expenses incident to CST’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) internal expenses of CST (including all salaries and expenses of employees of members of CST performing legal or accounting duties), (v) fees and disbursements of counsel for CST and customary fees and expenses for independent certified public accountants retained by CST (including the expenses of any comfort letters or costs associated with the delivery by CST’s independent certified public accountants of comfort letters customarily requested by underwriters) and (vi) fees and expenses of listing any Registrable Securities on any securities exchange on which the shares of CST Common Stock are then listed and Financial Industry Regulatory Authority registration and filing fees, (vii) all expenses incurred in connection with the printing, mailing and delivering of copies of any Registration Statement, any Prospectus, any other offering documents and any amendments and supplements thereto to any underwriters and dealers; (viii) except for any underwriting discounts, fees or commissions attributable to the offer and Sale of any Registrable Securities, any other fees and expenses of the underwriters or dealer managers, (ix) the cost of preparing, printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, any selling agreements and any other similar documents in connection with the offering, Sale, distribution or delivery of the Registrable Securities or other shares of CST Common Stock to be Sold, including any fees of counsel for any underwriters in connection with the qualification of the Registrable Securities or other shares of CST Common Stock to be Sold for offering and Sale or distribution under state securities laws, (x) out-of-pocket costs and expenses relating to any investor presentations or any “road show” presentations undertaken in connection with marketing of the Registrable Securities and (xi) for each underwritten sale of Registrable Securities, the fees and expenses of one counsel to the Holders.

(ab)
“Registration Statement” means any registration statement of CST filed with, or to be filed with, the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any form that shall be applicable, including Form S-1, Form S-3 or Form S-4, and may be a Shelf Registration Statement.

(ac)	“Reilly Trust” has the meaning set forth in the preamble.

(ad)	“Sale” means the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.

(ae)
“Securities Act” means the U.S. Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

(af)	“Selling Holder” means a Holder who is selling Registrable Securities pursuant to the procedures set forth herein.

(ag)
“Shelf Registration Statement” means a “shelf” Registration Statement providing for the registration of, and the Sale on a continuous or delayed basis by the Holders, of the Registrable Securities pursuant to Rule 415 under the Securities Act.

(ah)	“Suspension” has the meaning set forth in Section 2.2(b).

(ai)	“Topper Trust” has the meaning set forth in the preamble.

(aj)	“Trusts” has the meaning set forth in the preamble.

(ak)	“Underwritten Offering” means a Registration in which Registrable Securities are Sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
Section 1.2    References, Construction and Joint Drafting.

a.
Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs, including any defined terms in this Agreement, shall include the plural and vice versa; (ii) references to Articles and Sections refer to Articles and Sections of this Agreement; (iii) references to Schedules and Exhibits refer to the Schedules and Exhibits attached to this Agreement, each of which is made a part of this Agreement for all purposes; (iv) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (v) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vi) references to money refer to legal currency of the United States of America.

b.
The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
Registration and Procedures
Section 2.1    Piggyback Registration. If, prior to the fifth anniversary of the date of this Agreement, CST proposes to file a Registration Statement for the offer and sale of CST Common Stock (other than (i) a universal Shelf Registration Statement, (ii) a Registration Statement on Form S-8, (iii) a Registration Statement on Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iv) a Registration Statement filed in connection with any dividend reinvestment or similar plan, (v) a Registration Statement filed for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) a Registration in which the only CST Common Stock being registered is CST Common Stock issuable upon conversion of debt securities that are also being registered) (a “CST Public Sale”), CST shall promptly notify each of the Holders of such proposal reasonably in advance of (and in any event at least 15 days before) the anticipated initial filing date of such Registration Statement (the “Piggyback Notice”). The Piggyback Notice shall offer the Holders the opportunity to include for registration in such Registration Statement the number of shares of CST Common Stock constituting Registrable Securities as they may request (a “Piggyback Registration”). Subject to the limitations set forth in paragraph (a) of this Section 2.1, CST shall include in each such Piggyback Registration such Registrable Securities for which CST has received a Piggyback Request within ten Business Days after mailing of the Piggyback Notice for inclusion therein; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, CST shall determine for any reason not to Register or to delay Registration of the CST Public Sale, CST may, at its election, give written notice of such determination to each such Holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of CST’s obligation to Register any Registrable Securities in connection with such Registration and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other shares of CST Common Stock in the CST Public Sale. If a Holder decides not to include all of its shares of CST Common Stock constituting Registrable Securities in any Registration Statement thereafter filed by CST, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement filed by CST for a CST Public Sale, all upon the terms and conditions set forth herein.

a.
If the Registration Statement under which CST gives notice under this Section 2.1 is for an Underwritten Offering, CST shall so advise the Holders of Registrable Securities. In such event, the right of any Holder to be included in a Registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. If the managing underwriter or managing underwriters of such offering advise CST that, in their opinion, the inclusion of all of such Holders’ Registrable Securities in the subject Registration Statement would have a material adverse effect on the marketability of the offering, then CST shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced to equal the number of Registrable Securities that such managing underwriter or managing underwriters advise CST can be sold without having such material adverse effect. The aggregate number of Registrable Securities to be included in such underwriting as a result of the reduction described in the immediately preceding sentence shall be allocated among the other Holders seeking to include their Registrable Securities in the underwriting on a pro rata basis based on the percentage derived by dividing (x) the number of Registrable Securities owned by such Holder by (y) the total number of Registrable Securities owned by all Holders seeking to include their Registrable Securities in the underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to CST and the managing underwriter(s) delivered on or prior to the time of pricing of such offering. For the avoidance of doubt, the securities to be sold for the account of CST pursuant to this Section 2.1 shall be included in such underwriting before any Registrable Securities to be sold by any Holders or any other Person. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the Registration.

b.
After a Holder has been notified of its opportunity to include Registrable Securities in a Piggyback Registration, such Holder (i) shall treat the Offering Confidential Information as confidential information, (ii) shall not use any Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Securities in such Piggyback Registration and (iii) shall not disclose any Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information, and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.1(b); provided, however, that any such Holder may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder shall cooperate with CST to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.
Section 2.2    General Provisions.

a.	Except as otherwise provided in Section 1.4 of the IDR Purchase Agreement, CST has not entered into any agreement that conflicts with the provisions hereof in any material respect.

b.
Notwithstanding any provision of this Agreement to the contrary, CST may suspend the effectiveness of any Shelf Registration Statement if the Board of Directors determines, in its business judgment, that the registration of Registrable Securities contemplated thereby would result in the disclosure of material non-public information that CST has a bona fide business purpose for preserving as confidential (a “Suspension”). CST shall notify each Holder eligible to sell Registrable Securities under such Shelf Registration Statement promptly of any Suspensions and, upon receipt of such notice, each such Holder shall forthwith discontinue disposition of such Registrable Securities under such Shelf Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Shelf Registration Statement or until it is advised in writing by CST that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Shelf Registration Statement. In addition, CST shall promptly notify each Holder of the termination or lifting of any such Suspension.

Section 2.3    Registration Procedures.

a.
In connection with CST’s Registration obligations under Section 2.1, CST shall use its reasonable best efforts to effect such Registration to permit the offer and Sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, CST shall (and shall cause its Affiliates to):

i.
(A) prepare and file the required Registration Statement, including all exhibits and financial statements (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the Commission a Registration Statement or Prospectus, or any amendments or supplements thereto, (B) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer managers and such Holders and their respective counsel, and provide such underwriters or dealers managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (C) not file with the Commission any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer managers, if any, shall reasonably object;

ii.
prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary Filing as may be reasonably requested by the Selling Holders;

iii.
promptly notify the Selling Holders and the managing underwriters or dealer managers, if any, and, if requested, confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by CST or its Affiliates (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the Commission or any request (written or oral) by the Commission or any other Governmental Authority for amendments or supplements to such Registration Statement, such Prospectus or any Ancillary Filing, or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing, or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties (written or oral) in any applicable underwriting agreement or dealer manager agreement cease to be true and correct in all material respects and (E) of the receipt by CST or any of its Affiliates of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

iv.
(A) promptly notify each Selling Holder and the managing underwriter(s) or dealer manager(s), if any, when CST becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or any Ancillary Filing in order to comply with the Securities Act, and (B) in either case, as promptly as reasonably practicable thereafter, prepare and file with the Commission, and furnish without charge to each Selling Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement, Prospectus or Ancillary Filing that will correct such statement or omission or effect such compliance;

v.	use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

vi.
promptly (A) incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s), if any, and the Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

vii.
furnish to each Selling Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

viii.
deliver to each Selling Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that CST consents to the use of such Prospectus or any amendment or supplement thereto by each Selling Holder and the underwriter(s) or dealer manager(s), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such Selling Holder or underwriter or dealer manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer manager;

ix.
on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each Selling Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of, such Registrable Securities for offer and Sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any Selling Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to CST and the Selling Holders, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of offers and Sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that CST will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action that would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or “blue sky” laws of any such jurisdiction;

x.
in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each Selling Holder and the managing underwriter(s) or dealer manager(s), if any, to (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (ii) register such Registrable Securities in such denominations and such names as such Selling Holder or the underwriter(s) or dealer manager(s), if any, may request at least two Business Days prior to such Sale of Registrable Securities; provided, however, that CST may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

xi.
cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of CST’s securities are then listed or quoted and on each inter-dealer quotation system on which any of CST’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Selling Holder(s) or the underwriter(s) or dealer manager(s), if any, to consummate the Sale of such Registrable Securities;

xii.
not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities that are in a form eligible for deposit with the Depository Trust Company; provided, however, that CST may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

xiii.
obtain for delivery to and addressed to each Selling Holder and to the underwriter(s) or dealer manager(s), if any, opinions from the general counsel or deputy general counsel for CST and securities law counsel to CST, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form and content for the type of Underwritten Offering, as applicable;

xiv.
in the case of an Underwritten Offering, obtain for delivery to and addressed to CST and the managing underwriter(s) or dealer manager(s), if any, and, to the extent requested, each Selling Holder, a cold comfort letter from CST’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering, dated the date of execution of the underwriting agreement, whether under the underwriting agreement or otherwise;

xv.	use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

xvi.
provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

xvii.
cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of CST’s securities are then listed or quoted and on each inter-dealer quotation system on which any of CST’s securities are then quoted;

xviii.
provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include any Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the Sale or placement agent therefor, if any, (D) counsel for such Holder, underwriters or agent and (E) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, in each case, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such Registration Statement, upon execution of a customary confidentiality agreement, make available for inspection upon reasonable notice at reasonable times and for reasonable periods, by the parties referred to in clauses (A) through (E) above, all pertinent financial and other records, pertinent corporate and other documents and properties of CST and its Affiliates that are available to CST, and cause all of CST and CST’s Affiliates’ officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of CST and to supply all information available to CST reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing; provided, however, that in no event shall CST or its Affiliates be required to make available any information that the Board of Directors determines in good faith to be competitively sensitive or confidential. The recipients of such information shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the CST’s or its Affiliate’s conduct of business. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of CST or its Affiliates unless and until such information is made generally available to the public by CST or such Affiliate or for any reason not related to the Registration of Registrable Securities;

xix.
cause the senior executive officers of CST to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), if any, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

xx.	comply with all requirements of the Securities Act, Exchange Act and other applicable laws, rules and regulations, as well as all applicable stock exchange rules; and

xxi.	take all other customary steps reasonably necessary or advisable to effect the Registration and distribution of the Registrable Securities contemplated hereby.

b.
In connection with any Registration of Registrable Securities hereunder, CST may require each Selling Holder to furnish to CST such information regarding the distribution of such Registrable Securities and such other information relating to such Selling Holder, its ownership of Registrable Securities and other matters as CST may from time to time reasonably request in writing in order for CST and the relevant Holders to comply with applicable securities laws in connection with the distribution of such Registrable Securities. Each such Holder agrees to furnish such information to CST and to cooperate with CST as reasonably necessary to enable CST to comply with the provisions of this Agreement.

c.
Each Holder shall, as promptly as reasonably practicable, notify CST, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

d.
Each Holder agrees that, upon receipt of any written notice from CST of the occurrence of any event of the kind described in Section 2.3(a)(iv), such Holder will forthwith discontinue Sale of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv), or until such Holder is advised in writing by CST that the use of the Prospectus may be resumed, and if so directed by CST, such Holder will deliver to CST, at CST’s expense, all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event CST shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice through the date when each Selling Holder of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.3(a)(iv) or is advised in writing by CST that the use of the Prospectus may be resumed.

Section 2.4    Underwritten Offerings.

a.
In the event of a CST Public Sale involving an offering of CST Common Stock or other equity securities of CST in an Underwritten Offering (whether or not the Holders participate therein), the Holders hereby agree, and, in the event of a CST Public Sale of CST Common Stock or other equity securities of CST in an Underwritten Offering, CST shall agree, and it shall cause its executive officers and directors to agree, if requested by the managing underwriter or underwriters in such Underwritten Offering or by the Selling Holder or the dealer manager not to effect any Sale or distribution (including any offer to Sell, contract to Sell, short Sale or any option to purchase) of any securities (except, in each case, as part of the applicable Registration, if permitted hereunder) that are of the same type as those being Registered in connection with such public offering and Sale, or any securities convertible into or exchangeable or exercisable for such securities, during the period beginning five days before, and ending 60 days (or (i) such longer period as may be reasonably requested by the managing underwriter or underwriters and agreed to by CST and the Selling Holder(s), if any, or (ii) such lesser period as may be permitted by CST, the Selling Holder(s), if any, and such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such Registration (or, if later, the date of the Prospectus), to the extent timely notified in writing by such selling Person or the managing underwriter or underwriters or dealer manager or dealer managers. The Selling Holders and CST, as applicable, also agree to execute an agreement evidencing the restrictions in this Section 2.4(a) in customary form, which form is reasonably satisfactory to CST or the Selling Holder(s), as applicable, and the underwriter(s) or dealer manager(s), as applicable; provided, however, that such restrictions may be included in the underwriting agreement, if applicable. CST may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

b.
If the Underwritten Offering contemplates an “over-allotment option,” the Trusts shall be permitted to include in such over-allotment option a number of Registrable Securities held by the Trusts, pro rata in proportion to their ownership of the Registrable Securities, up to 100% of the securities subject to such over-allotment option.

c.
No Holder may participate in any Underwritten Offering hereunder unless such Holder (i) agrees to Sell such Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by CST or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements and other documents reasonably required under the terms of such underwriting arrangements or dealer manager agreements or this Agreement.

Section 2.5    Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Piggyback Registration shall be borne by CST, whether or not any Registrable Securities are sold pursuant to a Registration Statement.
Section 2.6    Facilitation of Sales Pursuant to Rule 144. Upon effectiveness of a Registration Statement with the Commission, CST shall use reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
ARTICLE III
Indemnification
Section 3.1    Indemnification by CST. CST agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder whose shares are included in a Registration Statement, such Holder’s Affiliates and their respective officers, directors, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (a) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the offering and Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that CST has filed or is required to file pursuant to Rule 433(d) of the Securities Act or any Ancillary Filing, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus, the indemnity agreement contained in this Section 3.1 shall not apply to the extent that any such liability results from or arises out of (i) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that CST has provided such Prospectus and it was the responsibility of such Holder or its agents to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, (ii) the use of any Prospectus by or on behalf of any Holder after CST has notified such Person (x) that such Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) that a stop order has been issued by the Commission with respect to a Registration Statement, or (iii) information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement or Prospectus relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability CST may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Sale of such securities by such Holder.
Section 3.2    Indemnification by Each Selling Holder. Each Selling Holder whose shares are included in a Registration Statement agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, CST, its directors, officers, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) CST from and against any and all Losses (a) arising out of or based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in a Registration Statement or Prospectus relating to such Holder’s Registrable Securities or (b) resulting from (i) the fact that a current copy of the Prospectus was not sent or given to the Person asserting any such liability at or prior to the written confirmation of the Sale of the Registrable Securities concerned to such Person if it is determined by a court of competent jurisdiction in a final and non-appealable judgment that it was the responsibility of such Holder or its agent to provide such Person with a current copy of the Prospectus and such current copy of the Prospectus would have cured the defect giving rise to such liability, or (ii) the use of any Prospectus by or on behalf of any Holder after CST has notified such Person (x) that such Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) that a stop order has been issued by the Commission with respect to a Registration Statement. This indemnity shall be in addition to any liability the participating Holder may otherwise have. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of CST or any indemnified party.
ARTICLE IV
Miscellaneous.
Section 4.1    Term. This Agreement shall terminate upon the earliest of (a) the fifth anniversary of the date of this Agreement, (b) the time at which all Registrable Securities are held by Persons other than Holders and (c) the time at which all Registrable Securities have been Sold in accordance with one or more Registration Statements; provided, however, that the provisions of Section 2.4, ARTICLE III and this ARTICLE IV shall survive any such termination.
Section 4.2    Recapitalization and Exchanges. Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any shares of CST Common Stock, now or hereafter authorized to be issued, (b) any and all securities of CST into which the shares of CST Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by CST and (c) any and all securities of any kind whatsoever of CST or any successor or permitted assign of CST (whether by merger, consolidation, sale of assets or otherwise) that may be issued on or after the date of this Agreement in respect of, in conversion of, in exchange for or in substitution of, the shares of CST Common Stock, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date of this Agreement.
Section 4.3    Amendments. This Agreement may be amended only by means of a written amendment signed by (i) CST and (ii) the Holders of 66 2/3% of the then-outstanding Registrable Securities; provided, however, that no such amendment shall adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 4.4    Notices. All notices, demands, requests and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Person at the address described below:

a.
if to a Holder, at (A) the most current mailing or email address given by such Holder to CST in accordance with the provisions of this Section 4.4, which addresses initially are, with respect to the Holders, set forth opposite each Holder’s name on the signature page hereto;

b.	if to a transferee of a Holder, to such Holder at the mailing address or email address provided pursuant to this Section 4.4; and

c.	if to CST, to CST Brands, Inc., One Valero Way, Building D, Suite 200, San Antonio, Texas, Attention: General Counsel, notice of which is given in accordance with the provisions of this Section 4.4.
The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of email and other forms of electronic communication. All such notices and communications shall be deemed to have been received (i) at the time delivered by hand, if personally delivered; (ii) the date of transmission, if such notice or communication is delivered via facsimile or email prior to 5:00 p.m. Central Time on a Business Day; (iii) the first Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email (A) on a day other than a Business Day or (B) later than 5:00 p.m. Central Time on a Business Day and earlier than 11:59 p.m. Central Time on such date; or (iv) when actually received, if sent by any other means.
Section 4.5    Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable laws, regulations and agreements, to consummate and make effective the transactions contemplated by this Agreement.
Section 4.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns; provided, however, that no Holder may assign its rights or obligations hereunder without the prior written consent of CST and CST may not assign its rights or obligations hereunder without the prior written consent of each of the Holders.
Section 4.7    Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by and construed in accordance with the internal and substantive Laws of the State of Delaware and without regard to any conflicts of Laws concepts that would apply the substantive Law of some other jurisdiction. To the fullest extent permitted by applicable Law, the Parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and of the federal courts of the United States of America located in Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, and each Party irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each Party agrees that a judgment in any dispute heard in the venue specified by this section may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 4.8    Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Section 4.9    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any specific term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term or provision of this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties shall negotiate in good faith to modify this Agreement to include a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
Section 4.10    Signatures and Counterparts. Facsimile or electronic transmission of any signed original document and/or retransmission of any signed facsimile or electronic transmission shall be the same as delivery of an original. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
Section 4.11    Entire Agreement. This Agreement represents the entire agreement and understanding of the Parties with respect to the transactions set forth herein and therein, and no representations or warranties have been made in connection herewith or therewith other than those expressly set forth herein or therein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the Parties relating to the subject matter hereof or thereof and all prior drafts of such documents, all of which are merged into this Agreement. No prior drafts of such documents and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving such documents.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CST BRANDS, INC. By: /s/ Kimberly S. Lubel_______ Kimberly S. Lubel President and Chief Executive Officer

Address: 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. c/o Joseph V. Topper, Jr. 645 West Hamilton Street, Suite 500 Allentown, Pennsylvania 18101	2004 IRREVOCABLE AGREEMENT OF TRUST OF JOSEPH V. TOPPER, SR. By:/s/ Joseph V. Topper, Jr. Joseph V. Topper, Jr. Trustee

Address: 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr. 1577 Saucon Valley Road Bethlehem, PA 18015 Attention: John B. Reilly III	2008 IRREVOCABLE AGREEMENT OF TRUST OF JOHN B. REILLY, JR. By:/s/ John B. Reilly III John B. Reilly III Trustee